SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)      October 14, 1999
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                              SunTrust Banks, Inc.
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               (Exact Name of Registrant as Specified in Charter)


          Georgia                      001-08918                 58-1575035
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(State or Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)


303 Peachtree Street, N.E., Atlanta, Georgia                             30308
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(Address of Principal Executive Offices)                              (Zip Code)



Registrant's telephone number, including area code      (404) 588-7165
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          (Former Name or Former Address, if Changed Since Last Report)

Item 2.

SunTrust Banks, Inc. (NYSE: STI) today announced the sale of its $1.5 billion SunTrust BankCard credit card portfolio to MBNA America Bank, N.A. Under the agreement, MBNA will purchase the outstandings and will provide servicing for over 1.4 million accounts. The sale includes personal credit card outstanding balances from both SunTrust and Crestar Financial Corporation, acquired by SunTrust in 1998. SunTrust estimates a pretax gain of approximately $300 million in the fourth quarter based on the expected outstandings as of October 31, 1999.

SunTrust Chairman, President and Chief Executive Officer L. Phillip Humann said the sale of the consumer credit card balances is a strategic decision that will allow SunTrust to continue to offer personal credit card products that will carry the SunTrust brand through MBNA, a proven market leader. Servicing and pricing of those accounts will be done by MBNA. The Business, Corporate and Purchasing card portfolios were not part of the sale and will continue to be maintained by SunTrust as will the Merchant Services line of business.

Mr. Humann said the choice of MBNA as a partner is a good one for SunTrust and its customers. "We looked very closely at customer focus and service as part of our criteria. We are confident that with MBNA's market leadership and outstanding reputation for customer service, our customers will be pleased," he said.

"SunTrust is a first-class organization with very loyal customers. Their endorsement is a valuable one," said Charles M. Cawley, chief executive officer of MBNA America Bank. "In addition to a long-term agent bank relationship, this represents a unique opportunity to acquire a fine portfolio. All of us at MBNA are proud to be associated with a company like SunTrust."

SunTrust Banks, Inc., the nation's 9th largest commercial banking organization, provides a wide range of financial services to meet the needs of its growing customer base in Alabama, Florida, Georgia, Maryland, Tennessee, Virginia and the District of Columbia. Its primary businesses include traditional deposit and credit services as well as trust and investment services.

MBNA Corporation (NYSE: KRB), a bank holding company and parent of MBNA America Bank, N.A., a national bank, has $67.4 billion in managed loans. MBNA, the largest independent credit card lender in the world, also provides retail deposits, consumer loan and insurance products.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                      SunTrust Banks, Inc.
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                                                         (Registrant)


Date   October 18, 1999                       By /s/ Raymond D. Fortin
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                                                       Raymond D. Fortin
                                                       Senior Vice President